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                                  May 29, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated May 28, 1998, of Javelin Systems, Inc. and are in agreement with the statements contained in paragraphs (a)(ii),
(a)(iv), (a)(v) and (a)(vi). We have no basis to agree or disagree with other statements of the registrant contained therein.


                                       /s/ ERNST & YOUNG LLP